EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-190607) and Form S-3 (Nos. 333-200588, 333-206131, and 333-214509) of Frank’s International N.V. of our report dated February 27, 2018 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
February 25, 2019